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                                                                   EXHIBIT 99.02

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               PEOPLESERVE, INC.
             5555 PARKCENTER CIRCLE, SUITE 200, DUBLIN, OHIO 43017
                        PROXY - MEETING OF STOCKHOLDERS

    The undersigned, a stockholder of PeopleServe, Inc., a Delaware corporation
("PeopleServe"), hereby appoints             and             and each of them,
the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common stock, Series B convertible preferred stock and Series A redeemable preferred stock of PeopleServe which the undersigned would be entitled to vote if
personally present at the Meeting of Stockholders to be held at             , on
            ,           , 1999 at 10:00 a.m., local time, and at any adjournment
thereof.

    The undersigned hereby instructs said proxies or their substitutes:

    1. APPROVE (A) THE AGREEMENT AND PLAN OF MERGER, BY AND AMONG PEOPLESERVE, RES-CARE, INC. ("RES-CARE") AND RES-CARE SUB, INC., A WHOLLY-OWNED SUBSIDIARY OF RES-CARE (THE "MERGER AGREEMENT") AND (B) THE MERGER OF RES-CARE SUB, INC. WITH AND INTO PEOPLESERVE PURSUANT TO WHICH PEOPLESERVE WILL BECOME A WHOLLY-OWNED SUBSIDIARY OF RES-CARE:
             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    2. APPROVE AN AMENDMENT TO THE PEOPLESERVE CERTIFICATE OF INCORPORATION TO REQUIRE THE EXCHANGE OF THE OUTSTANDING SERIES B CONVERTIBLE PREFERRED STOCK, TOGETHER WITH ACCRUED AND UNPAID DIVIDENDS, AND THE OUTSTANDING SERIES A REDEEMABLE PREFERRED STOCK, TOGETHER WITH ACCRUED AND UNPAID DIVIDENDS, FOR RES-CARE COMMON SHARES PURSUANT TO THE TERMS OF THE MERGER
       AGREEMENT:
             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    3. APPROVE SEVERANCE PAYMENTS TO VINCENT D. PETTINELLI, TIMOTHY J. VOGEL AND SCOTT T. MACOMBER PURSUANT TO THEIR EMPLOYMENT AGREEMENTS WITH PEOPLESERVE AND THE EXCHANGE OF PEOPLESERVE STOCK OPTIONS HELD BY MR. VOGEL AND MR. MACOMBER FOR RES-CARE COMMON SHARES:
             [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.
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This Proxy, when properly executed, will be voted in accordance with any directions given. Unless otherwise specified, the proxy will be voted FOR Proposals 1, 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

    4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

    The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and
Proxy Statement/Prospectus, dated             , 1999.

                                              Please sign exactly as shares are
                                              registered. If shares are held by
                                              joint tenants, all parties in the
                                              joint tenancy must sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please indicate the
                                              capacity in which signing. If a
                                              corporation, please sign in full
                                              corporate name by president or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              ----------------------------------
                                              Signature                 Date

                                              ----------------------------------
                                              Signature, if held
                                              jointly                   Date